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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





               Date of Report (Date of earliest event reported):
                        April 13, 1995 (March 31, 1995)





                              Quest Medical, Inc.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   Texas                          0-10521                     75-1646002
   -----                          -------                     ----------

(STATE OR OTHER                 (COMMISSION                 (IRS EMPLOYER
JURISDICTION OF                 FILE NUMBER)                IDENTIFICATION NO.)
INCORPORATION)



                   One Allentown Parkway, Allen, Texas 75002
                   -----------------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



              Registrant's telephone number, including area code:
                                 (214) 390-9800


                                 Not Applicable
                                 --------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

         On March 31, 1995, pursuant to the terms of an Agreement for the Purchase and Sale of All of the Issued Capital Stock of Neuromed, Inc. between Quest Medical, Inc. ("Quest") and Mr. William Borkan dated February 10, 1995 (the "Agreement"), Quest acquired all of the issued and outstanding capital stock of Neuromed, Inc. ("Neuromed"), all of which was held by Mr. Borkan and his brother, Burt Borkan. The assets of Neuromed consist principally of accounts receivable; inventory; equipment, furniture and other fixed assets; and United States and foreign patents, trademarks and other intellectual property. In addition, Neuromed leases approximately 18,000 square feet in an office and manufacturing facility in Davie (Ft. Lauderdale), Florida.

         In consideration for its purchase of the Neuromed capital stock, Quest paid the Borkans $15.2 million in cash, and issued and delivered to the Borkans 833,333 shares of Quest common stock, par value $.05. Depending on Neuromed's attainment of certain sales objectives (as set forth in Schedule 1.2 to the Agreement), Quest may be required to pay the Borkans up to $3.0 million of additional consideration in January 1996 and up to $3.0 million in January 1997. The contingent consideration will be paid one-half in cash and one-half in Quest common stock (valued prior to issuance). Depending on the trading price of Quest common stock at the time of issuance, however, the allocation between cash and stock may vary at the time of payment. The determination of the amount of consideration resulted from arms-length negotiations between Quest and William Borkan, based on such factors as Neuromed's historical and projected revenues and cash flow, Neuromed's current and potential customer base and certain other financial and operating information of Neuromed. There was no material relationship between Quest and the Borkans or any of their respective affiliates or associates prior to the transaction. Financing for the cash portion of the purchase consideration was provided by NationsBank of Texas, N.A., through $15 million of senior debt financing. See Item 5 below.

         In connection with the acquisition, Quest granted William Borkan certain registration rights. During calendar 1996, Mr. Borkan may make a single written request that Quest register his shares under Form S-3 and Rule 415 under the Securities Act of 1933. In addition, if Quest files a registration statement to register its or another shareholder's sale of Quest common stock (other than under a Form S-4, Form S-8 or other limited purpose form), Mr. Borkan is entitled to include his shares in such offering, subject to the managing underwriter's right to reduce the number of shares to be included in the offering or to exclude such shares from the offering.

         Under the Agreement, Quest also agreed that for three years following the closing, and thereafter so long as William Borkan owns at least 5% of the then issued and outstanding shares of Quest common stock, William Borkan will be entitled to designate himself or another nominee for election as a member of Quest's Board of Directors, and Quest will use its best efforts to cause Mr. Borkan or his nominee to be so elected. It is expected that Mr. Borkan will be nominated and considered for election as a director at Quest's next annual meeting.

         Quest and William Borkan also entered into a consulting agreement whereby Mr. Borkan agreed to provide certain consulting services to Quest at the rate of $1,000 per day. Quest is
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required to pay Mr. Borkan for a minimum of five days per month ($5,000) until
October 31, 1995, and two days per month ($2,000) thereafter until October 31, 1996.

         The foregoing is a brief description of certain terms of the Agreement and related agreements. Any description or disclosure made in this Current Report on Form 8-K with respect to these agreements is qualified in its entirety by reference to the Agreement, which is Exhibit 2.1 to this Form 8-K, the Amendment Agreement dated March 17, 1995 between Quest Medical, Inc. and Mr. William Borkan, which is Exhibit 2.2 to this Form 8-K, the Registration Rights Agreement, which is attached to the Agreement as Exhibit B, and the Consulting Agreement, which is attached to the Agreement as Exhibit D. Each of the foregoing documents is specifically incorporated herein by reference.
Quest will furnish supplemental copies of any exhibits and schedules to these agreements to the Securities and Exchange Commission upon request.


ITEM 5.  OTHER EVENTS.

         In connection with the acquisition of Neuromed, Inc., Quest entered into the First Amended and Restated Credit Agreement dated March 31, 1995 with NationsBank of Texas, N.A. (the "Loan Agreement"). The Loan Agreement provides for $15 million in senior term financing, which was utilized to pay the cash portion of the Neuromed purchase price. Amortization of the senior term debt is $1,950,000 per year for the first and second years, $3,250,000 per year for the third and fourth years, and $2,600,000 for the fifth year, with a $2,000,000 balloon payment due at the end of the fifth year. The senior term loan bears interest at prime plus 125 basis points, or at Quest's option, LIBOR plus 300 basis points. The interest rate can be reduced based on Quest achieving certain ratios of senior bank debt to EBITDA (earnings before interest, taxes, depreciation and amortization). NationsBank also agreed to expand Quest's existing $3 million working capital line of credit to $5 million.

         The Loan Agreement contains restrictive covenants which impose limitations on Quest and its subsidiaries with respect to, among other things:
(i) the creation or incurrence of liens, (ii) consolidations, mergers, sales, leases or conveyances of assets, (iii) entering new industries or types of business, (iv) the incurrence of additional indebtedness; or (v) making loans or certain investments. In addition, the loan agreement restricts Quest from declaring and paying cash dividends on its Common Stock in excess of 25% of the prior year's net income or from repurchasing Quest capital stock in excess of $1 million in any calendar year. The Loan Agreement also requires Quest to satisfy certain financial tests and maintain certain financial ratios.

         The Loan Agreement contains customary default provisions, including defaults resulting from nonpayment of principal when due, nonpayment of interest and fees, material misrepresentations, default in the performance of any covenant, bankruptcy or insolvency, FDA bans, recalls or seizures involving 5% or more of gross sales revenue, and judgments. The Loan Agreement is secured by certain of Quest's assets, including without limitation, accounts receivable, inventory, equipment, furniture and other fixed assets, patents, trademarks and other intangible property, and the Neuromed common stock, but excluding marketable securities in
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excess of $2 million, and excluding the real property, building and equipment financed in 1993 by MetLife Capital Corporation.

         The foregoing is a brief description of certain terms of the Loan Agreement and related agreements. Any description or disclosure made in this Form 8-K with respect to the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, which is Exhibit 10.21 to this Form 8-K and related agreements, which are Exhibits 10.22 through 10.30 to this Form 8-K. The foregoing documents are specifically incorporated herein by reference. Quest will furnish supplemental copies of any exhibits and schedules to these agreements to the Securities and Exchange Commission upon request.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         a. Financial Statements of Businesses Acquired. As of the date this report on Form 8-K is filed, it is impracticable for Quest to provide the financial statements of Neuromed required by Item 310(a) of Regulation S-B. Quest expects that the required financial statements will be available and will be filed by June 1, 1995, but in any event, such required financial statements will be filed not later than 60 days after the date that this report on Form 8-K is filed.

         b. Pro Forma Financial Information. As of the date this report on Form 8-K is filed, it is impracticable for Quest to provide the pro forma financial information of Neuromed required by Item 310(a) of Regulation S-B. Quest expects that the required pro forma financial information will be available and will be filed by June 1, 1995, but in any event, such required pro forma financial information will be filed not later than 60 days after the date that this report on Form 8-K is filed.

         c.      Exhibits:

                 2.1 Agreement for the Purchase and Sale of All of the Issued Capital Stock of Neuromed, Inc. dated February 10, 1995, between Quest Medical, Inc. and Mr. William Borkan(1)

                 2.2 Amendment Agreement dated March 17, 1995, between Quest Medical, Inc. and Mr. William Borkan(1)

                10.21 First Amended and Restated Credit Agreement dated as of March 31, 1995 between Quest Medical, Inc. and NationsBank of Texas, N.A.(2)

                10.22 Promissory Note (Facility A Note) in the original principal amount of $5 million dated March 31, 1995(2)

                10.23 Promissory Note (Facility B. Note) in the original principal amount of $15 million dated March 31, 1995(2)
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                10.24    Security Agreement dated as of March 31, 1995 between
                         Quest Medical, Inc. and NationsBank of Texas, N.A.(2)

                10.25 Security Agreement dated as of March 31, 1995 between Neuromed, Inc. and NationsBank of Texas, N.A.(2)

                10.26 Intellectual Property Security Agreement and Assignment dated as of March 31, 1995 between Quest Medical, Inc. and NationsBank of Texas, N.A.(2)

                10.27 Intellectual Property Security Agreement and Assignment dated as of March 31, 1995 between Neuromed, Inc. and NationsBank of Texas, N.A.(2)

                10.28 License Agreement dated as of March 31, 1995 between Quest Medical, Inc. and NationsBank of Texas, N.A.(2)

                10.29 License Agreement dated as of March 31, 1995 between Neuromed, Inc. and NationsBank of Texas, N.A.(2)

                10.30 Guaranty of Neuromed, Inc. in favor of NationsBank of Texas, N.A. under the First Amended and Restated Credit Agreement dated as of March 31, 1995(2)

_______________
(1)Filed as an Exhibit to Quest's Annual Report on Form 10-KSB for the year ended December 31, 1994, and incorporated herein by reference.

(2)Filed herewith.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  April 13, 1995                     QUEST MEDICAL, INC.



                                           By:  /s/ F. Robert Merrill III
                                                ------------------------------
                                                    F. Robert Merrill III
                                                    Chief Financial Officer

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                                   INDEX OF EXHIBITS

Exhibit
Number                    Description
- -------                   -----------
  2.1            Agreement for the Purchase and Sale of All of the Issued Capital Stock of Neuromed, Inc.
                 dated February 10, 1995, between Quest Medical, Inc. and Mr. William Borkan(1)

  2.2            Amendment Agreement dated March 17, 1995, between Quest Medical, Inc. and Mr. William Borkan(1)

10.21            First Amended and Restated Credit Agreement dated as of March 31, 1995 between Quest
                 Medical, Inc. and NationsBank of Texas, N.A.(2)

10.22            Promissory Note (Facility A Note) in the original principal amount of $5 million dated March 31, 1995(2)

10.23            Promissory Note (Facility B. Note) in the original principal amount of $15 million dated March 31, 1995(2)

10.24            Security Agreement dated as of March 31, 1995 between Quest Medical, Inc. and NationsBank of Texas, N.A.(2)

10.25            Security Agreement dated as of March 31, 1995 between Neuromed, Inc. and Nationsbank of Texas, N.A.(2)

10.26            Intellectual Property Security Agreement and Assignment dated as of March 31, 1995 between Quest
                 Medical, Inc. and NationsBank of Texas, N.A.(2)

10.27            Intellectual Property Security Agreement and Assignment dated as of March 31, 1995 between
                 Neuromed, Inc. and NationsBank of Texas, N.A(2)
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
10.28            License Agreement dated as of March 31, 1995 between Quest Medical, Inc. and NationsBank of Texas, N.A.(2)

10.29            License Agreement dated as of March 31,1995 between Neuromed, Inc. and NationsBank of Texas, N.A.(2)

10.30            Guaranty of Neuromed, Inc. in favor of NationsBank of Texas, N.A. under the First Amended and Restated Credit Agreement dated as of March 31, 1995(2)

_______________
(1) Filed as an Exhibit to Quest's Annual Report on Form 10-KSB for the year ended December 31, 1994, and incorporated herein by reference.

(2) Filed herewith.